ADMA Biologics Reports First Quarter 2018 Financial Results

Key Manufacturing Milestones Achieved During First Quarter

RAMSEY, N.J. and BOCA RATON, FL., – May 14, 2018 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), today announced its financial results for the quarter ended March 31, 2018 and provided an update on its operations and corporate objectives.

“During the first quarter, we achieved several internal goals regarding the improvement of our quality systems and manufacturing processes, including a significant regulatory milestone with the commercial product release of Nabi-HB®,” stated Adam Grossman, President and Chief Executive Officer. “The recently commercialized batch of Nabi-HB® was sourced and manufactured under our ownership, resulting in increased quarter-over-quarter revenues.”

Mr. Grossman continued, “Also during the quarter, we successfully qualified the filling and packaging process for Bivigam®, our Intravenous Immunoglobulin (“IVIG”) product, and filled three conformance batches, along with the production and filling of three RI-002 conformance batches. The filled Bivigam® and RI-002 batches are currently undergoing stability testing, as required by the U.S. Food and Drug Administration (“FDA”), and results are planned to be used to support our anticipated Prior Approval Supplement (“PAS”) for Bivigam® and Biologics License Application (“BLA”) for RI-002. These batches are the first conformance lots manufactured using our improved, optimized IVIG production process. We anticipate that upon FDA approval of the regulatory filings, we will have the ability to use these conformance batches as commercial product. We continue to believe that our regulatory timelines established at the beginning of 2018 remain on track, and we look forward to providing further updates as they occur.”

2018 Anticipated Goals and Milestones

•	Continuous Improvement to our Overall Corporate Quality Systems

•	Complete FDA inspection process and receive feedback from the Agency

•	Submit PAS for optimized Bivigam®/IVIG manufacturing process

•	Respond to complete response letter and resubmit BLA for RI-002

•	Resume supply of marketed products

•	Obtain FDA approval for our third plasma collection center

Financial Results for the Three Months Ended March 31, 2018

ADMA reported total revenues of $4.0 million for the first quarter ended March 31, 2018, as compared to $2.6 million for the first quarter ended March 31, 2017, representing an increase of $1.4 million, or approximately 54%. The increase in revenues was primarily due to the accretive nature of assets and commercial product rights acquired from the Biotest Pharmaceuticals Corporation Therapy Business Unit (“BTBU”), which was completed in June 2017.

The consolidated net loss for the first quarter ended March 31, 2018 was $17.8 million, or $(0.39) per basic and diluted share, as compared to a consolidated net loss of $6.5 million, or $(0.51) per basic and diluted share, for the first quarter ended March 31, 2017. The increase in net loss of $11.3 million was primarily attributable to increased product revenue costs of $10.6 million, which included unabsorbed manufacturing costs of $5.2 million at our plasma fractionation facility acquired in the BTBU transaction, $2.5 million of costs related to the production of RI-002 and $1.1 million of costs related to the production of Bivigam, among other product revenue related revenue costs. Other costs attributable to the increased net loss include higher employee related costs of approximately $1.6 million as part of the BTBU acquisition. Included in the net loss for the quarter ended March 31, 2018 were non-cash expenses of $1.6 million for stock-based compensation, depreciation and amortization, and non-cash interest expense.

At March 31, 2018, ADMA had cash and cash equivalents of $26.1 million, as compared to $43.1 million at December 31, 2017. ADMA’s net working capital as of March 31, 2018 was $37.0 million, as compared to $53.7 million as of December 31, 2017.

About ADMA Biologics, Inc. (ADMA)
ADMA Biologics is a vertically integrated commercial biopharmaceutical company that manufactures, markets and develops specialty plasma-based biologics for the treatment of Primary Immune Deficiency Disease (“PIDD”) and the prevention and treatment of certain infectious diseases. ADMA's mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease, or who may be immune-compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283 and 9,815,886 related to certain aspects of its lead product candidate, RI-002. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. ("we“, “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," “project,” "intend," “forecast,” "target,” ”anticipate,” “plan,” “planning,” “expect,” “believe,” “will," “is likely,” “will likely,” “should,” “could,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements concerning our plans to develop, manufacture, market, launch and expand our own commercial infrastructure and commercialize our current products and future products, the safety, efficacy and expected timing of, and our ability to, obtain and maintain regulatory approvals of our current products and product candidates, and the labeling or nature of any such approvals, the success of our work with our third party vendors and the U.S. Food and Drug Administration (the “FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with Primary Immune Deficiency Disease or other indications, our ability to realize increased prices for plasma growth in the plasma collection industry and our expectations for future capital requirements. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Vice President and Chief Financial Officer |201-478-5552 | www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Jeremy Feffer

Managing Director, LifeSci Advisors, LLC | 212-915-2568 |

ADMA BIOLOGICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended March 31, 2018 and 2017

	Three Months Ended March 31,
	2018	2017

REVENUES:
Product revenue	$4,006,298	$2,593,163
License and other revenue	35,708	35,708
Total Revenues	4,042,006	2,628,871

OPERATING EXPENSES:
Cost of product revenue (exclusive of amortization expense shown below)	12,242,748	1,616,287
Research and development	1,281,706	1,192,727
Plasma centers	1,833,774	1,479,476
Amortization of intangibles	211,235	—
Selling, general and administrative	5,005,046	4,277,384

TOTAL OPERATING EXPENSES	20,574,509	8,565,874

LOSS FROM OPERATIONS	(16,532,503)	(5,937,003)

OTHER INCOME (EXPENSE):
Interest income	26,546	18,568
Interest expense	(1,323,152)	(618,528)
Other income	6,967	—
OTHER EXPENSE, NET	(1,289,639)	(599,960)

NET LOSS	$(17,822,142)	$(6,536,963)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.39)	$(0.51)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	45,317,042	12,886,741

ADMA BIOLOGICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS:

	March 31,	December 31,
	2018	2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$26,119,837	$43,107,574
Accounts receivable, net	3,657,602	3,880,154
Inventories	12,438,802	12,628,181
Prepaid expenses and other current assets	2,703,214	2,050,740
Restricted cash	1,500,000	1,500,000
Total current assets	46,419,455	63,166,649
Property and equipment, net	30,615,530	30,466,858
Intangible assets, net	4,638,115	4,849,350
Goodwill	3,529,509	3,529,509
Assets to be transferred under purchase agreement	1,395,444	1,496,410
Restricted cash	4,000,000	4,000,000
Deposits and other assets	539,572	510,057
TOTAL ASSETS	$91,137,625	$108,018,833

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,718,121	$5,920,873
Accrued expenses	3,581,882	3,318,478
Current portion of deferred revenue	142,834	142,834
Other current liabilities	—	57,998
Total current liabilities	9,442,837	9,440,183
Notes payable, net of discount	25,616,653	25,368,458
End of term liability, notes payable	2,760,000	2,760,000
Deferred revenue, net of current portion	2,511,491	2,547,199
Note payable - related party, net of discount	14,850,048	14,842,396
Obligation to transfer assets under purchase agreement	12,621,844	12,621,844
Other non-current liabilities	309,353	105,996
TOTAL LIABILITIES	68,112,226	67,686,076

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS' EQUITY
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	—	—
Common Stock - voting, $0.0001 par value, 75,000,000 shares
authorized, 36,726,084 and 36,725,499 shares issued and outstanding	3,673	3,673
Common Stock - non-voting, $0.0001 par value, 8,591,160 shares
authorized, 8,591,160 shares issued and outstanding	859	859
Additional Paid-In Capital	191,536,802	191,022,018
Accumulated Deficit	(168,515,935)	(150,693,793)
TOTAL STOCKHOLDERS' EQUITY	23,025,399	40,332,757
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$91,137,625	$108,018,833